UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)

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☒ Preliminary Information Statement

☐ Definitive Information Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

NEW DRAGON ASIA CORP.

(Name of Registrant as Specified In Its Charter)

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NEW DRAGON ASIA CORP.

Suite 2808, International Chamber of Commerce Tower
Fuhua Three Road
Shenzhen, PRC 518048

INFORMATION STATEMENT NOTICE

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

Notice is hereby given that on December 19, 2006, we sought and obtained the written consent, in lieu of a meeting of stockholders, of the holder of 64.95% of our outstanding voting stock, approving the terms of an option agreement (the “Agreement”) between the Company and Peter Mak, its Chief Financial Officer whereby the Company shall grant options to purchase up to 6,000,000 shares of our Class A Common Stock, par value $.0001 per share (the “Common Stock”). The terms of the Agreement are described in the Information Statement. The Preliminary Information Statement is being amended by this Amendment No. 1 to include revised disclosure regarding our executive compensation in accordance with the rules of the Securities and Exchange Commission.

You are encouraged to carefully read the Information Statement and this Amendment No. 1 to the Information Statement, including the appendices, for further information regarding these actions. In accordance with Rule 14c-2, the majority stockholder’s approval of the action described herein will be deemed ratified and effective at a date that is at least 20 days after the date the Definitive Information Statement has been mailed or furnished to our stockholders. The Preliminary Information Statement was first mailed or furnished to stockholders on or about December 26, 2006.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. The Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and Section 607.0704 of the Florida Business Corporation Act.

By Order of the Board of Directors

February 27, 2006

INFORMATION STATEMENT

OF

NEW DRAGON ASIA CORP.

Suite 2808, International Chamber of Commerce Tower
Fuhua Three Road
Shenzhen, PRC 518048

THIS AMENDMENT NO. 1 TO THE PRELIMINARY INFORMATION STATEMENT IS BEING
PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF
NEW DRAGON ASIA CORP.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

The Preliminary Information Statement was mailed or furnished to the stockholders of New Dragon Asia Corp., a Florida corporation (the “Company”), in connection with the authorization of the terms of an option agreement (the “Agreement”) between the Company and Peter Mak, its Chief Financial Officer whereby the Company shall grant options to purchase up to 6,000,000 shares of our Class A Common Stock, par value $.0001 (the “Common Stock”) by the written consent, dated December 19, 2006, of New Dragon Asia Food Ltd. (the “Majority Stockholder”). The Preliminary Information Statement is being amended by this Amendment No. 1 to include revised disclosure regarding our executive compensation in accordance with the rules of the Securities and Exchange Commission.

The Majority Stockholder held 34,823,954 shares of Common Stock, or approximately 64.95% of the outstanding voting stock, on the date its consent was obtained. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have already been obtained and this Information Statement is being furnished to you for information purposes only as required by Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Preliminary Information Statement was first mailed or furnished to the stockholders of the Company on or about December 26, 2006. December 19, 2006 was fixed as the record date for the determination of stockholders entitled to receive the Information Statement.

ACTIONS BY THE BOARD OF DIRECTORS AND
THE MAJORITY STOCKHOLDER

On December 13, 2006, the Board of Directors of the Company (the “Board of Directors”) by written consent approved the terms of an option agreement between the Company and Peter Mak, its Chief Financial Officer, whereby the Company shall grant options to purchase up to 6,000,000 shares of our Class A Common Stock to Mr. Mak (the “Agreement”). A copy of the consent of the Board of Directors approving the terms of the Agreement is attached hereto as Appendix A.

On December 19, 2006, the Company sought and obtained the Majority Stockholder’s approval of the terms of the Agreement. A copy of the Majority Stockholder’s written consent is attached hereto as Appendix B. The Company’s Chairman, Heng Jing Lu, has sole voting and dispositive power over the shares of Common Stock of the Company held by the Majority Stockholder.

Certain terms of the Agreement approved by the Board of Directors of the Company and the Majority Stockholder are set forth below under the heading “Approval of the Terms of the Agreement.” A copy of the Agreement is attached hereto as Exhibit A.

GENERAL

The Preliminary Information Statement was first mailed or furnished to stockholders on or about December 26, 2006, and the approval by the Majority Stockholder of the Agreement discussed herein will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement relating thereto, which is expected to be distributed to stockholders on or about March 12, 2007. The Company will pay all costs associated with the distribution of the Definitive Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

VOTE OBTAINED - FLORIDA LAW

Florida Business Corporation Act Section (“FS”) 607.0704 provides that, unless otherwise provided in the Company’s Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to accomplish the purposes as hereafter described, the Company’s Board of Directors sought, and did in fact obtain, the written consent of the Majority Stockholder, the holder of a majority in interest of the Company’s outstanding voting stock, which voting stock is comprised of the Common Stock.

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF

As of December 19, 2006, there were 53,612,727 shares of the Common Stock of the Company issued and outstanding. Each holder of the Common Stock is entitled to one vote for each share held by such holder. The Majority Stockholder held an aggregate of 34,823,954 shares of the Class A Common Stock, or 64.95% of the voting stock outstanding, on such date. Holders of the Common Stock have no preemptive rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of December 19, 2006, certain information concerning the beneficial ownership of Common Stock by (i) each stockholder known to us to beneficially own five percent or more of our outstanding Common Stock; (ii) each director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. As of December 19, 2006, there were 53,612,727 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
New Dragon Asia Food Ltd. Suite 2808, International Chamber of Commerce Tower, Fuhua Three Road, Shenzhen, PRC 518048	34,823,954		64.95%
Heng Jing Lu† Chairman	34,823,954(1)		64.95	% (1)
Li Xia Wang† Director and Chief Executive Officer	-0-		*
Ling Wang† Director and Vice President	-0-		*
Zhi Yong Jiang† Director	-0-		*
De Lin Yang† Director	-0-		*
Qi Xue† Director	-0-		*
Feng Ju Chen† Director	-0-		*
Peter Mak† Chief Financial Officer	8,000,000	(2)(3)	12.98%
All Directors and Executive Officers (8 people)	42,823,954	(3)	69.51%

* Less than one percent.

† Address of referenced person is c/o New Dragon Asia Corp. Suite 2808, International Chamber of Commerce Tower, Fuhua Three Road, Shenzhen, PRC 518048.

(1) Represents shares owned by New Dragon Asia Food Ltd. Mr. Heng Jing Lu, our Chairman, is the holder of record and beneficial holder of 100% of the equity interests of New Dragon Asia Food Ltd.

(2) Includes shares underlying immediately exercisable options, which includes options exercisable for up to 2,000,000 shares at an exercise price of $1.60 per share pursuant to an option granted on January 20, 2006.

(3) Includes shares underlying options exercisable for up to 6,000,000 shares at an exercise price of $1.82 per share pursuant to an option granted on December 13, 2006. Any vesting of such options is contingent upon the effectiveness of shareholder consent which shall occur 20 days following the distribution of the Definitive Information Statement.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our board of directors and our CEO, CFO and head of Human Resources are collectively responsible for implementing and administering all aspects of our benefit and compensation plans and programs, as well as developing specific policies regarding compensation of our executive officers. All of the members of our Compensation Committee, Qi Xue, Feng Ju Chen and Zhi Yong Jiang, are independent directors.

Compensation Objectives

Our primary goal with respect to executive compensation has been to set compensation at levels that attract and retain the most talented and dedicated executives possible. Individual executive compensation is set at levels it believed to be comparable with executives in other companies of similar size and stage of development operating in China. We also link long-term stock-based incentives to the achievement of specified performance objectives and to align executives’ incentives with stockholder value creation.

The Committee has implemented and maintained compensation policies that tie a portion of executives’ overall compensation to our financial and operational performance, as measured by revenues and net income, and to accomplishing strategic goals such as merger and acquisitions, and fund raising. In addition, as a policy for determining compensation, our Compensation Committee has determined that an executive officer who is a Chinese national will be entitled to a locally competitive package and an executive officer who is an expatriate from Hong Kong will be paid a salary commensurate with those paid to Hong Kong executives working in Hong Kong.

Elements of Compensation

Base Salary. All full time executives are paid a base salary. For executives who are Chinese nationals, including our CEO and Chairman, we do not have employment agreements. However, we have an employment agreement with our CFO, a Hong Kong expatriate, which sets forth certain elements of base salary and option grants as compensation. In all cases, the Committee establishes a minimum base salary for our executive officers. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in our industry for similar positions, professional qualifications, academic background, and the other elements of the executive’s compensation, including stock-based compensation. Our intent is to set executives’ base salaries near the median of the range of salaries for executive in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. Base salaries are reviewed annually, and may be increased to align salaries with market levels after taking into account the subjective evaluation described previously.

Equity Incentive Compensation. We believe that long-term performance is achieved through an ownership culture participated in by our executive officers through the use of stock-based awards. Currently, we do not maintain any incentive compensation plans based on pre-defined performance criteria. The Compensation Committee has the general authority, however, to award equity incentive compensation, i.e. stock options, to our executive officers in such amounts and on such terms as the committee determines in its sole discretion. The Committee does not have a determined formula for determining the number of options available to be granted. Incentive compensation is intended to compensate officers for accomplishing strategic goals such as mergers and acquisitions and fund raising. The Compensation Committee will review each executive’s individual performance and his or her contribution to our strategic goals periodically and determine the amount of incentive compensation towards the end of the fiscal year. Our Compensation Committee grants equity incentive compensation at times when we do not have material non-public information to avoid timing issues and the appearance that such awards are made based on any such information.

Chinese Government Imposed Compensation. As a result of mandatory government employment standards, our executives are also entitled to certain annual statutory benefits, including fully subsidized, Company-paid health insurance, seven days of paid vacation and unlimited paid sick leave.

Determination of Compensation

Our CEO, CFO and head of Human Resources meet frequently during the last several weeks of our fiscal year to evaluate each non-executive employee’s performance and determine his or her compensation for the following year. In the case of our executive officers, the Compensation Committee similarly evaluates the executive’s performance and the objectives set forth above at or about the end of our fiscal year to determine executive compensation. The Compensation Committee will also determine whether an executive officer is eligible for incentive compensation and if it is deemed in the best interests of the Company, the Committee may recommend that a certain number of stock options be granted to the executive officer as compensation for certain qualitative success during the fiscal year.

EXECUTIVE COMPENSATION

The following table sets forth the cash and other compensation paid by us in 2006 to all individuals who served as our chief executive officer and chief financial officer, who we collectively refer to as the named executive officers (“NEOs”). No other executives received total compensation greater than $100,000 in 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary	Option Awards	Total
		($)	($)	($)
Li Xia Wang (i) Chief Executive Officer and Director	2006	20,000	--	20,000
Peter Mak (ii) Chief Financial Officer	2006	180,000	2,320,000(iii) 3,420,000(iv)	5,920,000

(i) Li Xia Wang was promoted to CEO of the Company in 2004. She is a Chinese national and is entitled to an annual base salary of $20,000 per annum. Ms. Wang was granted no stock options in 2006.

(ii) Peter Mak joined the company as CFO in 2004. He is a Hong Kong expatriate. His annual base salary is $180,000. Pursuant to his employment agreement, Mr. Mak was granted options to purchase up to 400,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price of $1.00 per share. On June 22, 2005, the Company and Mr. Mak amended the Employment Agreement by entering into a Supplementary Agreement (the “Employment Supplement”) in order to extend the contractual term of his employment. Pursuant to the terms of the Employment Supplement, Mr. Mak was granted additional options to purchase up to 600,000 shares of Common Stock at an exercise price of $1.20 per share. All such options have fully vested and been exercised, and the underlying shares were resold into the public market.

(iii) On January 20, 2006, the Company and Mr. Mak further amended the Employment Agreement by entering into a second Supplementary Agreement (the “Second Employment Supplement,” and the Employment Agreement as supplemented by the Employment Supplement and the Second Employment Supplement, the “Supplemented Employment Agreement”) in order to further extend the contractual terms of his employment to December 31, 2008. Pursuant to the terms of the Second Employment Supplement, Mr. Mak was granted additional options to purchase up to 2,000,000 shares of Common Stock at an exercise price of $1.60 per share. Upon issuance, such options were fully vested and immediately exerciseable. As of January 29, 2007 none of the options have been exercised. Mr. Mak may exercise the options without tendering cash consideration by surrendering shares then issuable upon exercise of the options having a fair market value on the date of exercise equal to the aggregate exercise price of the exercised options.

(iv) On December 13, 2006, the Company and Mr. Mak entered into an Option Agreement whereby the Company granted options to purchase up to 6,000,000 shares of Common Stock, which options are fully vested as of January 15, 2007, at an exercise price of $1.82 per share. Mr. Mak may exercise the options without tendering cash consideration by surrendering shares then issuable upon exercise of the options having a fair market value on the date of exercise equal to the aggregate exercise price of the exercised options.

Grants of Plan - Based Awards

Name	Grant Date	Approval Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)	Grant Date Fair Market Value of a Share ($/Sh)
Li Xia Wang	--	--	--	--	--	--
Peter Mak	January 20, 2006 December 13, 2006	January 20, 2006 December 19, 2006 (2)	2,000,000 (1) 6,000,000 (3)	$1.60 $1.82	$2,320,000 $3,420,000	$1.16 (4) $0.57 (4)

(1) Options to purchase up to 2 million shares of common stock

In 2006, our Compensation Committee met two times and made two grants of options to purchase up to an aggregate of 8 million shares of our Class A Common Stock. All options were granted to Peter Mak, our Chief Financial Officer, to compensate him for his extraordinary contributions towards accomplishing our strategic goals, including fund raising and acquisitions and to incentivize him to make further contributions in the future. The options were granted on January 20, 2006 with an exercise price of $1.60. The closing market price of our Class A Common Stock on the American Stock Exchange on January 20, 2006 was $1.54. The exercise price was determined by the Compensation Committee by comparing the average of the previous 10 days’ market price. The FAS 123R fair value of the options at the grant date is $2,320,000. These options were granted to the CFO as a reward for the extraordinary effort made by the CFO in successfully completing the $9.5 million financing prior to the end of the fiscal year in December 2005.

(2) Any exercise of such options granted on December 13, 2006 is contingent upon the effectiveness of shareholder consent, which shall occur no sooner than 20 days following the distribution of a Definitive Information Statement disclosing the approval of the option agreement between the Company and Peter Mak dated December 13, 2006.

(3) Options to purchase up to 6 million shares of common stock

The options were granted on December 13, 2006 with an exercise price of $1.82. The closing market price of our Class A Common Stock on the American Stock Exchange on December 13, 2006 was also $1.82. The exercise price was determined by the Compensation Committee by comparing the average of the previous 10 days’ market price. The FAS 123R fair value of the options is $3,420,000. These options were granted to recognize the CFO’s contributions in negotiating the terms and closing the acquisition of the Company’s Chengdu Plant and to incentivize him to make further contributions in the future.

(4) Determination of Grant Date Fair Value

In order to determine the grant date fair value of the options, we used a Black-Scholes option-pricing model. Under the Black-Scholes model, we considered several factors and made several assumptions, including the strike price, time to maturity, volatility of the underlying shares, and a risk-free interest rate.

Based on the above Black-Scholes option-pricing model, the fair value per share was $1.16 and $0.57 for options granted on January 20 and December 13, 2006, respectively.

Outstanding Equity Awards At Fiscal Year-end

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Li Xia Wang	--	--
Peter Mak	2,000,000	--	$1.60	January 20, 2012
	-	6,000,000 (1)	$1.82	December 13, 2016

(1) Any exercise of such options is contingent upon the effectiveness of shareholder consent, which shall occur no sooner than 20 days following the distribution of a Definitive Information Statement disclosing the approval of the option agreement between the Company and Peter Mak dated December 13, 2006.

Option Exercises and Stock Vested Table

During the 2006 fiscal year, Peter Mak, our CFO, exercised certain of his options which were granted to him during 2004 and 2005 and purchased 1,000,000 shares of Class A Common Stock.

The following table summarizes stock option exercises by our named executive officers in 2006.

Option Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Li Xia Wang	--
Peter Mak	1,000,000	$1,120,000

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. Our Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Compensation of Directors

We do not provide cash or other compensation to our directors for their services as members of the Board or for attendance at Board or committee meetings. However, our directors will be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We have a Compensation Committee of the Board. The Compensation Committee consists of Qi Xue, Feng Ju Chen and Zhi Yong Jiang. The Committee is charged with the responsibility of reviewing and approving executive officers' compensation. Compensation decisions during the fiscal year ended December 25, 2005 were made by all of the directors of the Committee. Each of the members of the Committee approved the Agreement by written consent. Each of the members of the Committee is independent and none have served as an officer or employee of the Company. None of the members of the Committee have any relationship with the Company or any of its officers of employees other than in connection with their role as a director. None of the members of the Committee have participated in any related party transactions with the Company since the beginning of the Company’s last fiscal year.

EMPLOYMENT CONTRACTS

We have an Employment Contract with Mr. Peter Mak, our Chief Financial Officer. Mr. Mak is entitled to an annual compensation of US$180,000 per year until December 31, 2008 and stock options to acquire 400,000 shares of Class A Common Stock at an exercise price of $1.00 per share and 600,000 shares of Class A Common Stock at an exercise price of $1.20 per share. In connection with his employment as Chief Financial Officer, Mr. Mak was granted stock options to acquire 2,000,000 shares of Class A Common Stock at an exercise price of $1.60 per share. Also in connection with his employment as Chief Financial Officer, Mr. Mak entered into the Agreement which entitled him to purchase up to 6,000,000 shares of Class A Common Stock at an exercise price of $1.82 per share.

Approval of the Terms of the Agreement

The following terms of the Agreement were duly approved by the Company’s Board of Directors and the Majority Stockholder.

On December 13, 2006, the Board by written consent approved the terms of the Agreement between the Company and Peter Mak, its Chief Financial Officer, whereby the Company granted options to purchase 6,000,000 shares of our Class A Common Stock (the “Options”). On December 19, 2006, the Majority Stockholder approved the terms of the Agreement. The term of the Options is for a period of ten years. The Options granted under the Agreement are fully vested and immediately exercisable and under such conditions set forth in Exhibit A thereto. Any exercise of such options is contingent upon the effectiveness of the shareholder consent which shall occur no sooner than 20 days following the distribution of the Definitive Information Statement.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at: New Dragon Asia Corp. Suite 2808, International Chamber of Commerce Tower Fuhua Three Road Shenzhen, PRC 518048, Attn: Peter Mak, or by contacting the Company via telephone at (86 755) 8831-2115. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where the Company’s reports, proxy and information statements and other information regarding the Company may be obtained free of charge.

By Order of the Board of Directors

February 27, 2007

APPENDIX A

NEW DRAGON ASIA CORP.

新龙亚洲股份有限公司

(Incorporated in Florida, USA with limited liability 成立于美国佛罗里达州之有限责任公司)

Minutes of a meeting of the Board of Directors of New Dragon Asia Corp. (the "Company") held at 10 North Huang Cheng Road, Long Kou, Shandong, PRC on 13 December 2006.

2006年12月13日上午于中国山东龙口市黄城北路10号召开之新龙亚洲股份有限公司（"本公司"）董事会会议纪要

PRESENT 出席：	Heng Jing LU	吕恒敬先生
	Li Xia WANG	王丽霞女士
	Ling WANG	王　玲女士
	De Lin YANG	杨德林先生
	Zhi Yong JIANG	姜志勇先生
	Qi XUE	薛　起先生
	Feng Ju CHEN	陈凤菊女士

1. **CHAIRMAN 主席**

Mr. Heng Jing LU was elected as the Chairman of the meeting("Meeting")

吕恒敬先生当选为本次会议之主席（"会议"）

2. **NOTICE AND QUORUM 通知及法定人数**

It was noted that due notice of the Meeting had been given to all Directors of the Company and that the necessary quorum for the meeting being present throughout the meeting.

本次会议之通知已给予公司所有董事，在整个会议中出席之人数皆达到法定人数。

3. **STOCK OPTION AGREEMENT AND OPTION GRANTED 授予麦建光先生认股权协议**

IT WAS RESOLVED THAT options to purchase 6,000,000 shares of Common Stock be granted to Peter Mak to recognize his contribution to the Company and to encourage him to take up additional M&A responsibilities. The options shall have a term of 10 years and are fully vested on the grant date – 13 December 2006. The exercise price of the option shall be USD1.82 (the closing price as of 13 December 2006).

1

A-1

会议决议 为表扬麦建光先生对上市的贡献，及鼓励他承担更多的合并责任，授予他购买 6,000,000 公司普通股的股票期权。本股票期权是 10 年期限,从授予日（即 2006 年 12 月 13 日）起生效。认股权行使价为 2006 年 12 月 13 日的收盘价，即美元 1.82 元。

4. **CONCLUSION 会议结束**

There being no further business, the Chairman declared the Meeting closed.

本会议没有其他事项，主席宣布会议结束。

Heng Jing LU 吕恒敬
Chairman 主席

2

A-1-1

APPENDIX B

WRITTEN CONSENT

OF THE HOLDER OF A MAJORITY OF

THE OUTSTANDING SHARES OF COMMON STOCK

OF NEW DRAGON ASIA CORP.

The undersigned, being the holder (the "Shareholder") of a majority of the outstanding shares of the Class A Common Stock (the "Common Stock") of New Dragon Asia Corp., a Florida corporation (the "Company"), does hereby adopt by this written consent, the following resolutions with the same force and effect as if they had been adopted and approved by the affirmative vote of all shares of Common Stock owned by the Shareholder at a duly convened meeting of the shareholders of the Company:

WHEREAS, the Board of Directors of the Company (the "Board") has reviewed and approved the Stock Option Agreement dated 13 December 2006 between the Company and Peter Mak regarding the grant of options for Peter Mak to purchase 6,000,000 shares of Common Stock as attached hereto as Exhibit A (the "Agreement");

NOW, THEREFORE, BE IT

RESOLVED, that, the undersigned hereby approves the entry by the Company into the Agreement and the grant of options to purchase 6,000,000 shares of Common Stock to Peter Mak at an exercise price of $1.82 per share with such changes therein and additions thereto as the officers of the Company executing the same may approve, such approval to be conclusively evidenced by the execution and delivery thereof;

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute all such further documents, certificates or instruments, and to take all such further action, as any such officer may deem necessary, proper, convenient or desirable in order to carry out each of the foregoing resolutions and to fully effectuate the purposes and intents thereof, and that all actions taken by the officers of the Company to date, in connection with the foregoing resolutions or otherwise, are hereby in all respects confirmed, ratified and approved.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent as of the 19 day of December, 2006.

New Dragon Asia Food Ltd.

By: ____________________
Name: Heng Jing Lu
Title: Director

B-1

EXHIBITS TO APPENDIX B

[ intentionally omitted ]

B-2

EXHIBIT A

OPTION AGREEMENT

Date of Grant: 13 December 2006

STOCK OPTION AGREEMENT

THIS AGREEMENT is made by and between New Dragon Asia Corp., a Florida Corporation (the "Company") and Mr. Peter Mak (the "Optionee") on 13 December 2006.

In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. **Grant of Option.** The Company hereby grants to Optionee, in the manner and subject to the conditions hereinfafter provided, the right, privilege and option to purchase (the "Option") an aggregate of 6,000,000 (six million) shares of the Company's Common Stock, with a par value of $0.0001 per share (the "Shares"). This Option is specifically conditioned on compliance with the terms and conditions set forth herein.

2. **Term of Option.** Subject to the terms, conditions, and restrictions set forth herein, the term of this Option shall be ten (10) years from the date of grant (the "Expiration Date"). Any portion of this Option not exercised prior to the Expiration Date shall thereupon become null and void.

3. **Exercise.**

3.1 **Manner of Exercise.** This Option may be exercised from time to time, in whole or in part, by presentation of a Notice to the Company at its principal office, which Notice must be duly executed by Optionee and accompanied by the Consideration. The Consideration may consist of (1) cash, (2) check, or (3) surrendered shares then issuable upon exercise of the Option having a fair market value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof.

Upon receipt and acceptance by the Company of such Notice accompanied by the payment specified, the Optionee shall be deemed to be the record owner of the Shares purchased, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing the Shares purchased under this Option may not then be actually delivered to the Optionee.

3.2 **Exercise Price.** The exercise price (the "Exercise Price") payable upon exercise of this Option shall be US$1.82 per Share.

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4. **<u>Exercise After Certain Events.</u>**

4.1 Termination of Employment, Directorship or Consultant Relationship. If for any reason other than permanent and total disability (as defined below) or death an Optionee ceases to be employed by, be a director of, or be a consultant to the Company, Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within 12 months after the date of such termination (but in no event after the expiration date of the Option).

4.2 Permanent Disability and Death. If an Optionee becomes permanently and totally disabled or dies while employed by the Company, or while acting as an officer, director or consultant of the Company, Options then held (to the extent then exercisable) may be exercised by the Optionee, the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within 12 months after the disability or death (but in no event after the expiration date of the Option).

5. **<u>Restrictions on Transfer of Option.</u>** This Option is not transferable by Optionee other than by will or the laws of descent and distribution and is exercisable only by the Optionee during his lifetime except as provided in Section 4.2 above. The Option and the Shares underlying the Option shall not be available for the debts or obligatons of the Optionee, nor shall it be subject to disposition by transfer, alienation, pledge, or other means of disposition, whether voluntary or involuntary or by operation of law through judgment, levy, attachement, garnishment, or other legal proceeding (including bankruptcy).

6. **<u>Adjustment for Changes in Capitalization.</u>** The existence of this Option shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares,, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. If the outstanding shares of the Company's Common Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares, stock dividend or other similar event, an appropriate adjustment of the number and kind of securities with respect to which this Option maybe exercised and the exercise price at which this Option may be exercised will be made.

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7. **Notices.** All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

To the Optionee:

Peter Mak
Suite 2808, International Chamber of Commerce Tower
Fuhua Three Road
Shenzhen
CHINA
Tel: (86) 138 2368 0228

To the Company:

New Dragon Asia Corp.
Suite 2808, International Chamber of Commerce Tower
Fuhua Three Road
Shenzhen
CHINA
Tel: (86) 755 8831 2115
Fax: (86) 755 8831 2120

Copy to:

Mr. Matthew A. Kepke
Loeb & Loeb
345 Park Avenue
New York, NY 10154-0037
Tel: (212) 407 4833
Fax: (212) 202 5138

8. **Applicable Law.** This Option and the relationship of the parties in connection with its subject matter shall be governed by, and construed under, the laws of Florida.

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9. **Binding Effect.** This Agreement shall inure to the benefit of, and be biding upon, the parties hereto and their respective heirs, executors, and successors.

10. **Counterparts.** This Option may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Option Agreement has been executed as of 13 December 2006 at Shenzhen, China.

THE COMPANY:

NEW DRAGON ASIA CORP.

By: ______________________
Heng Jing Lu
Chairman

THE OPTIONEE:

____
Peter Mak

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